UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 10, 2017, Welltower Inc. (the “Company”) entered into a Retirement Agreement (the “Retirement Agreement”) with Jeffrey H. Miller regarding the terms of his retirement. Mr. Miller served as the Company’s Executive Vice President and Chief Operating Officer until January 31, 2017 when his employment with the Company ended. Mr. Miller’s retirement was previously disclosed by the Company in its Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 6, 2017. Following Mr. Miller’s retirement, the position of Chief Operating Officer was eliminated.

Mr. Miller will receive the benefits set forth in Section 5(a) of his employment agreement, which was previously filed with the Commission on Form 10-K on March 2, 2009. In addition, his service-based stock awards will become fully vested as of the date of his retirement and he will receive a pro-rated payout of his awards under the Company’s 2015-2017 Long-Term Incentive Program and 2016-2018 Long-Term Incentive Program, in each case based on performance through December 31, 2016. A description of these benefits is contained in the Company’s most recent proxy statement filed with the Commission on March 24, 2016. The Retirement Agreement also includes a customary release by Mr. Miller of claims against the Company and its affiliates and a mutual non-disparagement covenant. Mr. Miller is also obligated to comply with various restrictive covenants, including a non-compete, non-solicitation and protection of the Company’s confidential information. Any disputes arising under the Retirement Agreement will be resolved by binding arbitration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2017

WELLTOWER INC.

By:	/s/ MATTHEW MCQUEEN
Name: Matthew McQueen
Title:	Senior Vice President, General Counsel and Corporate Secretary

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